UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 48th Floor
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PC	New York Stock Exchange
8.875% Senior Notes due 2029	MFAN	New York Stock Exchange
9.000% Senior Notes due 2029	MFAO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  and (c)  On August 21, 2024, MFA Financial, Inc. (“MFA” or the “Company”) announced various leadership changes, as discussed below in this Current Report on Form 8-K.

On August 20, 2024, the Board of Directors of the Company appointed Bryan Wulfsohn, MFA’s Senior Vice President and Co-Chief Investment Officer, as President of the Company, effective September 3, 2024. Mr. Wulfsohn will assume the role of President from Craig L. Knutson, the Company’s current Chief Executive Officer and President, who will remain MFA’s Chief Executive Officer. In connection with Mr. Wulfsohn’s appointment as President, Mr. Knutson will no longer serve as President and Mr. Wulfsohn will no longer serve as Senior Vice President, in each case effective September 3, 2024.

Mr. Wulfsohn, 42, joined MFA in 2010, and he has been Senior Vice President of the Company since 2015 and Co-Chief Investment Officer of the Company since January 2019. Biographical information regarding Mr. Wulfsohn has been previously reported in the Company’s 2024 Proxy Statement as filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2024.

Mr. Wulfsohn will continue to receive the compensation and benefits described in his existing employment agreement with the Company, effective as of January 1, 2021, as amended by amendment no. 1 thereto, dated as of May 3, 2022, each as previously filed with the SEC. Mr. Wulfsohn has also previously entered into the Company’s standard director and executive officer indemnification agreement, the form of which was filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed on May 19, 2020. There are no other arrangements or understandings between Mr. Wulfsohn and any other person pursuant to which he was appointed as the Company’s President. There are also no family relationships between Mr. Wulfsohn and any of the Company’s directors or other executive officers, and Mr. Wulfsohn does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 21, 2024, the Company announced that Gudmundur Kristjansson, MFA’s Senior Vice President and Co-Chief Investment Officer, will step down from his positions and leave the Company effective November 22, 2024.  In connection with Mr. Kristjansson’s departure, he is expected to receive the severance payments and benefits provided under his employment agreement with the Company, effective as of January 1, 2021, as amended by amendment no. 1 thereto, dated as of May 3, 2022 (each as previously filed with the SEC), subject to his execution and non-revocation of a release of claims and compliance with post-termination restrictive covenants. Following Mr. Kristjansson’s departure from the Company, Mr. Wulfsohn will become sole Chief Investment Officer in addition to his role as President of the Company.

Also on August 21, 2024, the Company announced that Lori Samuels, a Senior Vice President of MFA, has been appointed as Chief Loan Operations Officer of the Company, effective September 3, 2024. Ms. Samuels, 43, has held various asset management and loan operations positions since her joining the Company in 2010, and has been a Senior Vice President of the Company since January 2016. Ms. Samuels began her career at Fitch Ratings, Inc. focusing on residential credit, and her experience also includes working at BNY Mellon. Ms. Samuels holds a B.B.A. with concentrations in finance and operations management from Emory University.

Item 7.01	Regulation FD Disclosure

A copy of the press release (the “Press Release”) reporting on Mr. Wulfsohn’s and Ms. Samuels’ appointments and Mr. Kristjansson’s departure from the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Press Release is being “furnished” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The Press Release is and will not be incorporated by reference into any registration statement or other document filed by MFA pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated August 21, 2024, of MFA Financial, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

By:	/s/ Harold E. Schwartz
	Name:	Harold E. Schwartz
	Title:	Senior Vice President and General Counsel

Date: August 22, 2024